Exhibit 4.2

SUPPLEMENTAL INDENTURE, dated as of October 18, 2013 (this “Supplemental Indenture”), by and among Scientific Games Corporation, a Delaware corporation (the “Company”), the Guarantors (as defined in the indenture referred to herein), WMS Industries Inc., a Delaware corporation, WMS Gaming Inc., a Delaware corporation, WMS International Holdings Inc., a Delaware corporation, Phantom EFX, LLC, an Iowa limited liability company, Lenc-Smith Inc., a Delaware corporation, Williams Electronics Games, Inc., a Delaware corporation, WMS Finance Inc., a Delaware corporation, Lenc Software Holdings LLC, a Delaware limited liability company and Williams Interactive LLC, a Delaware limited liability company (collectively, the “Additional Guarantors”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as successor trustee (the “Trustee”).

WHEREAS, the Company, the original Guarantors and the Trustee executed an Indenture, dated as of September 22, 2010 (the “Indenture”), relating to the Company’s 8.125% Senior Subordinated Notes due 2018;

WHEREAS, under certain circumstances, Section 11.17 of the Indenture requires the Company to cause each of the Company’s Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture and thereby become a Guarantor bound by the Guarantee of the Securities on the terms set forth in Article Eleven of the Indenture;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, except as otherwise defined herein in this Supplemental Indenture, capitalized terms used in this Supplemental Indenture have the meanings specified in the Indenture;

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities, as follows:

ARTICLE ONE

AMENDMENT

Section 1.01.  Amendment.  Each of the Additional Guarantors hereby agrees to become a Guarantor bound by the Guarantee of the Securities on the terms set forth in Article Eleven of the Indenture.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

Section 2.01.  Indenture.  Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.

Section 2.02.  Trustee’s Disclaimer.  The Trustee shall not be responsible for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Additional Guarantors.

Section 2.03.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS

OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 2.04.  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all of them together shall represent the same agreement.

Section 2.05.  Headings.  The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of this Supplemental Indenture.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

Company:

SCIENTIFIC GAMES CORPORATION

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: Vice President – Worldwide Legal Affairs and Corporate Secretary

Additional Guarantors:

WMS INDUSTRIES INC.

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: General Counsel and Secretary

WMS GAMING INC.

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: General Counsel and Secretary

WMS INTERNATIONAL HOLDINGS INC.

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: General Counsel and Secretary

PHANTOM EFX, LLC

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: Manager

LENC-SMITH INC.

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: General Counsel and Secretary

Signature Page to Supplemental Indenture-2018 Notes

WILLIAMS ELECTRONICS GAMES, INC.

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: General Counsel and Secretary

WMS FINANCE INC.

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: General Counsel and Secretary

LENC SOFTWARE HOLDINGS LLC

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: Manager

WILLIAMS INTERACTIVE LLC

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: Manager

Existing Guarantors:

SCIENTIFIC GAMES INTERNATIONAL, INC.

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: Vice President, General Counsel and Secretary

SG GAMING NORTH AMERICA, INC.

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: Vice President & Secretary

Signature Page to Supplemental Indenture-2018 Notes

SCIENTIFIC GAMES PRODUCTS, INC.

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: Vice President and Secretary

MDI ENTERTAINMENT, LLC

By: Scientific Games International, Inc., its sole member

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: Vice President, General Counsel and Secretary

SCIENTIFIC GAMES SA, INC.

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: General Counsel and Secretary

SCIPLAY INC.

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: Vice President and Secretary

SCIENTIFIC GAMES NEW JERSEY, LLC

By: Scientific Games International, Inc., its sole member

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: Vice President, General Counsel and Secretary

Signature Page to Supplemental Indenture-2018 Notes

Trustee:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: Deutsche Bank National Trust Company

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Associate

Signature Page to Supplemental Indenture-2018 Notes